Exhibit 10.6

Generation Bio Co.

RESTRICTED STOCK AGREEMENT

Generation Bio Co. (the “Company”) hereby grants the following award of restricted stock pursuant to its 2020 Stock Incentive Plan. The terms and conditions attached hereto are also a part hereof.

Notice of Grant

Name of recipient (the “Participant”):
Grant Date:
Number of shares of the restricted common stock, $0.0001 par value per share (the “Common Stock”) awarded (“Restricted Shares”):
Vesting Start Date:

Vesting Schedule:

Vesting Date:	Number of Shares that Vest:

All vesting is dependent on the Participant remaining an Eligible Participant, as provided herein.

This restricted stock award satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities.

Generation Bio Co.

Signature of Participant	By:
Street Address		Name of Officer
Title:
City/State/Zip Code

Generation Bio Co.

Restricted Stock Agreement

Incorporated Terms and Conditions

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1. Issuance of Restricted Shares.

(a) In consideration of services rendered and to be rendered to the Company by the Participant, the Company has granted to the Participant, subject to the terms and conditions in this Restricted Stock Agreement (this “Agreement”) and in the Company’s 2020 Stock Incentive Plan (the “Plan”), an award of Restricted Shares as set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”) effective as of the Grant Date set forth on the Notice of Grant.

(b) The Restricted Shares will be issued by the Company in book entry form only, in the name of the Participant. The Participant agrees that the Restricted Shares shall be subject to the forfeiture provisions set forth in Section 3 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

2. Vesting Schedule. The Restricted Shares shall vest in accordance with Vesting Schedule set forth in the Notice of Grant (the “Vesting Schedule”). Any fractional number of Restricted Shares resulting from the application of any percentages used in the Vesting Schedule shall be rounded down to the nearest whole number of Restricted Shares.

3. Forfeiture of Unvested Restricted Shares Upon Cessation of Service. In the event that the Participant ceases to be an Eligible Participant (as defined below) for any reason or no reason, with or without cause, all of the Restricted Shares that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation. The Participant shall have no further rights with respect to any Restricted Shares that are so forfeited. The Participant shall be an “Eligible Participant” if he or she is an employee, director or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants or advisors of which are eligible to receive awards of restricted stock under the Plan.

4. Restrictions on Transfer. The Participant shall not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Restricted Shares, or any interest therein, until such Restricted Shares have vested, except that the Participant may transfer such Restricted Shares to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act of 1933, as amended for the registration of the sale of the Restricted Shares to such proposed transferee, provided that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to the transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of this Agreement. The Company shall not be required to (i) transfer on its books any of the Restricted Shares which have been transferred in violation of any of the provisions of this Agreement or (ii) treat as owner of such Restricted Shares or to pay dividends to any transferee to whom such Restricted Shares have been transferred in violation of any of the provisions of this Agreement.

5. Restrictive Legends.

The book entry account reflecting the issuance of the Restricted Shares in the name of the Participant shall bear a legend or other notation upon substantially the following terms:

“These shares of stock are subject to forfeiture provisions and restrictions on transfer set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his or her predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

6. Rights as a Stockholder. Except as otherwise provided in this Agreement, for so long as the Participant is the registered owner of the Restricted Shares, the Participant shall have all rights as a shareholder with respect to the Restricted Shares, whether vested or unvested, including, without limitation, rights to vote the Restricted Shares and act in respect of the Restricted Shares at any meeting of shareholders; provided that the payment of dividends on unvested Restricted Shares shall be deferred until, and shall only be paid at, such time as the shares vest.

7. Provisions of the Plan. This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

8. Tax Matters.

(a) Acknowledgments; Section 83(b) Election. The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the acquisition of the Restricted Shares and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the Restricted Shares. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the Restricted Shares.

THE PARTICIPANT ACKNOWLEDGES HE OR SHE SHALL NOT MAKE AN ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

(b) Withholding. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the issuance or vesting of the Restricted Shares. At such time as the Participant is not aware of any material nonpublic information about the Company or the Common Stock, and is not prohibited from doing so by the Company’s insider trading policy or otherwise, the Participant shall execute the instructions set forth in Schedule A attached hereto (the “Automatic Sale Instructions”) as the means of satisfying such tax obligation. If the Participant does not execute the Automatic Sale Instructions prior to an applicable vesting date, then the Participant agrees that if under applicable law the Participant will owe taxes at such vesting date on the portion of the award then vested the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company. The Company shall not remove the restrictive legend described in Section 5 hereof from any shares of Common Stock until it is satisfied that all required withholdings have been made.

9. Miscellaneous

(a) No Right to Continued Service. The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of Restricted Shares is contingent upon his or her continued service to the Company, this Agreement does not constitute an express or implied promise of continued service relationship with the Participant or confer upon the Participant any rights with respect to a continued service relationship with the Company.

(b) Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is agreeing, in accepting this award, to be bound by any clawback policy that the Company has in place or may adopt in the future; and (v) is fully aware of the legal and binding effect of this Agreement.

(c) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws provisions.

Schedule A

Automatic Sale Instructions

The undersigned hereby consents and agrees that any taxes due on a vesting date as a result of the vesting of Restricted Shares on such date shall be paid through an automatic sale of shares as follows:

(a) Upon any vesting of any Restricted Shares pursuant to Section 2 hereof, the Company shall arrange for the sale of such number of the Restricted Shares no longer subject to the transferability restrictions and forfeiture provisions under Section 3 and 4 as is sufficient to generate net proceeds sufficient to satisfy the Company’s minimum statutory withholding obligations with respect to the income recognized by the Participant upon the lapse of the transfer restrictions and forfeiture provisions (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income), and the net proceeds of such sale shall be delivered to the Company in satisfaction of such tax withholding obligations.

(b) The Participant hereby appoints the Chief Executive Officer, the Chief Financial Officer and the Chief Legal Officer, and any of them acting alone and with full power of substitution, to serve as his or her attorneys in fact to arrange for the sale of the Participant’s Common Stock in accordance with this Schedule A. The Participant agrees to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the Shares pursuant to this Schedule A.

(c) The Participant represents to the Company that, as of the date hereof, he or she is not aware of any material nonpublic information about the Company or the Common Stock and is not prohibited from entering into these Automatic Sale Instructions by the Company’s insider trading policy or otherwise. The Participant and the Company have structured this Agreement, including this Schedule A, to constitute a “binding contract” relating to the sale of Common Stock, consistent with the affirmative defense to liability under Section 10(b) of the Securities Exchange Act of 1934 under Rule 10b5-1(c) promulgated under such Act.

The Company shall not remove the restrictive legend described in Section 5 of this Agreement from any Common Stock until it is satisfied that all required withholdings have been made.

Participant Name:

Date: